EXHIBIT 99.1
To Form 8-K dated July 28, 2011
NEWS RELEASE
SEACOAST BANKING CORPORATION OF FLORIDA
Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085
William R. Hahl
Executive Vice President &
Chief Financial Officer
(772) 221-2825
SEACOAST REPORTS IMPROVED EARNINGS AND CREDIT QUALITY FOR

SECOND QUARTER 2011
•	Earnings increase for second consecutive quarter

•	Nonperforming loans declined by 49.2% over the last twelve months, 30.3% for the quarter

•	Average low cost deposits (NOW & savings) increased 17.4% annualized during the quarter

•	Average demand deposits increased 23.8% annualized during the quarter and were up 18.2% over the prior year
STUART, FL., July 28, 2011 — Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), today reported a second quarter 2011 net income of $1.1 million, compared to a net loss of $13.8 million for the second quarter of 2010. For the first six months of 2011 net income totaled $1.5 million compared to a net loss of $15.4 million a year ago. Including preferred stock dividends and accretion of $937,000, the net income applicable to common shareholders was $176,000 or $0.00 per average common diluted share for the second quarter, compared to a net loss of $14.7 million or $0.25 per average common diluted share for the second quarter of 2010.
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Nonperforming loans fell for the seventh consecutive quarter to 3.88 percent of loans outstanding compared with a peak level of 10.23 percent at September 30, 2009 as new problem credit inflows continued to moderate and liquidation activities were accelerated. As previously forecast the Company closed on contracts liquidating $27.5 million of nonperforming loans and $3.5 million of OREO properties during the quarter. Nonperforming assets fell to 3.46 percent of total assets from 5.25 percent a year ago and totaled $72.0 million at June 30, 2011, a dollar level last achieved in December 2007. Nonperforming loans are expected to continue to decline in the second half of 2011.
“Our results in the second quarter were consistent with our expectations for continued earnings improvement during the year”, said Dennis S. Hudson, III, Chairman and Chief Executive Officer. “Revenues continued to grow and included a strong 8.0 percent linked quarter increase in noninterest income as we continued to successfully execute our core growth strategy. Our focus on building new core checking account relationships continued to gain momentum with average noninterest bearing checking balances growing 18.2 percent over the prior year and 23.8 percent (annualized) on a linked quarter basis. Average repurchase agreement funding for the quarter grew by 21.1 percent compared with the prior year reflecting our success in building larger core business and local governmental relationships.”
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Additional highlights include:
•	Mortgage banking revenue in the second quarter 2011 was up $45,000 or 9.7 percent compared to second quarter 2010 due to higher volume and spreads;

•	Marine finance revenue totaled $349,000 for the quarter, 12.6 percent higher than a year ago;

•	Service charges on deposit accounts totaled $1.546 million for the quarter, an increase of 6.5 percent over the same quarter last year;

•	Interchange income totaled $995,000 for the quarter, an increase of $173,000 or 21.0 percent compared to second quarter 2010;

•	Total noninterest bearing deposits at June 30, 2011 comprised 19.1 percent of total deposits up from 16.1 percent a year ago;

•	Checking account household growth was 4.9 percent annualized for the first six months of 2011;

•
Regulatory capital ratios improved during the quarter with the total risk based capital ratio increasing to 18.9 percent (estimated) at June 30, 2011, compared with 18.2 percent in the prior quarter; and

•
Tangible common equity (TCE) ratio improved to 5.84 percent from 5.60 percent in the prior quarter; a future recapture of the deferred tax asset valuation allowance would add (proforma) approximately 200 basis points to the TCE ratio.

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Net interest income for the quarter totaled $16.5 million, unchanged from the first quarter, and up $324,000 or 2% compared with second quarter 2010. The increase over the prior year’s second quarter net interest income is a result of lower deposit costs and lower rates paid on interest bearing liabilities, and a slightly larger investment portfolio. The net interest margin for the second quarter totaled 3.36 percent, down 12 basis points compared to the first quarter 2011, and 9 basis points higher than the second quarter 2010. In the first quarter of 2011, collection of interest on nonaccrual loans increased, while in the second quarter there was a higher level of interest income reversed related to nonaccrual loans. A stable margin is expected going forward, as a result of lower levels of nonperforming loans. For the first six months of 2011 the margin was 3.42 percent, up six basis points compared with the prior year’s first six months.
The Company recorded a provision for loan losses in the second quarter 2011 of $0.90 million compared to $0.64 million for the first quarter and $16.8 million for the second quarter of 2010. The allowance for loan losses as a percentage of loans was 2.63 percent at June 30, 2011, compared to 2.80 percent for the first quarter this year and 3.10 percent at June 30, 2010. The reduction in the allowance for the quarter is consistent with lower overall risk in the loan portfolio as both the concentration and loan size have been reduced, particularly in the construction and land development portfolios where the majority of prior loan losses occurred. Current quarter net loan charge-offs totaled $4.0 million compared to $20.2 million for the second quarter 2010 and $4.0 million for the first quarter 2011.
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Second quarter 2011 noninterest income was up $338,000 compared to the first quarter and was up $295,000 compared to the second quarter of 2010. Mortgage banking fees were up $114,000 compared to the first quarter of 2011 with revenues of $509,000, up $45,000 compared with second quarter 2010. Service charges on deposits and interchange income were both up when compared to the first quarter 2011 and last year’s second quarter as a result of the increases in new business and retail households. Combined these deposit account related revenues totaled $2.5 million in the second quarter, up $267,000 or 11.7 percent compared with second quarter 2010.

	Q-2	Q-1	Q-4	Q-3	Q-2
(dollars in thousands)	2011	2011	2010	2010	2010
Noninterest Income:

Service charges on deposit accounts	$1,546	$1,442	$1,590	$1,511	$1,452
Trust income	517	523	510	500	491
Mortgage banking fees	509	395	580	654	464
Brokerage commissions and fees	223	320	325	306	257
Marine finance fees	349	298	355	330	310
Interchange income	995	891	814	810	822
Other deposit based EFT fees	79	90	75	71	82
Other	329	250	338	350	374

Total	4,547	4,209	4,587	4,532	4,252

Gain on sale of merchant business	0	0	600	0	0

Total	$4,547	$4,209	$5,187	$4,532	$4,252

Core operating expenses declined by $642,000 for the quarter and were lower by $966,000 over the prior year. Expenses associated with other real estate owned and asset dispositions were stable compared to the reduced level of the first quarter, but higher by $1.2 million compared with the prior year second quarter. Salaries, wages and benefits for the second quarter 2011 declined $224,000 or 2.7 percent from a year ago, and were $313,000 lower for the first six months compared to the same period in 2010. FDIC assessments were lower by $271,000 for the second quarter compared with first quarter and were down by $351,000 compared to last year’s assessments implemented during the quarter.
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	Q-2	Q-1	Q-4	Q-3	Q-2
(dollars in thousands)	2011	2011	2010	2010	2010
Noninterest Expense:

Salaries and wages	$6,534	$6,551	$6,539	$6,631	$6,776
Employee benefits	1,437	1,600	1,153	1,367	1,419
Outsourced data processing costs	1,699	1,522	1,496	1,503	1,503
Telephone / data lines	319	289	321	383	402
Occupancy expense	1,919	1,946	1,699	1,928	1,911
Furniture and equipment expense	618	593	609	595	585
Marketing expense	667	752	764	577	913
Legal and professional fees	1,585	1,757	1,783	2,491	1,602
FDIC assessments	688	959	947	966	1,039
Amortization of intangibles	212	212	212	212	246
Other	1,812	1,951	2,330	1,886	2,060

Total Core Operating Expense	17,490	18,132	17,853	18,539	18,456

Net loss on OREO and repossessed assets	441	449	8,763	849	105
Asset dispositions expense	1,142	1,086	1,122	587	310

Total	$19,073	$19,667	$27,738	$19,975	$18,871

The Company’s residential lending group has produced solid, quality mortgage loan growth in 2011. A total of 272 applications were accepted in the second quarter 2011 for total loans of $59.7 million, and 630 applications were taken in the first six months for $139.5 million. Closed mortgage loans totaled $50 million for the quarter, up $18 million compared with the first quarter 2011. A total of $19 million in residential mortgage loans were sold in the second quarter of 2011. Over the first six months of 2011, a total of $32 million in residential mortgage loans were sold, and $50 million were added to the portfolio.
The Company’s retail and business core deposit focus has produced strong growth in core deposit customer relationships and has resulted in increased balances and improved deposit mix. The improved deposit mix and lower rates paid on interest bearing deposits during the second quarter reduced the overall cost of total deposits to 0.70 percent, 2 basis points lower than in the first quarter 2011 and 24 basis points lower than the second quarter 2010.
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Average total deposits for the second quarter ended June 30, 2011 were up $41 million or 9.9 percent annualized compared to March 31, 2011, and ending deposits were nearly unchanged compared to first quarter at $1.681 million. Compared to the prior year, average total deposits were lower by $34 million due to a planned deposit runoff of customers with single-service certificates of deposit and brokered certificates as they matured. The mix of deposits improved with low cost average interest bearing NOW and savings deposits increasing $25 million or 12.6 percent annualized, and average demand deposits increasing $19 million or 23.8 percent annualized compared to the first quarter 2011. Average demand deposits increased $50.9 million or 18.2 percent compared with second quarter a year ago. The average cost of interest bearing core deposits (NOW, savings and MMDA) during the second quarter was 0.31 percent, down 25 basis points from the second quarter of 2010. Interest rates paid on certificate of deposit rates were also lower compared to the second quarter last year and totaled 1.74 percent during the second quarter 2011, a decline of 25 basis points. The average cost of total interest bearing liabilities was 0.95 percent, down 3 basis points compared to the first quarter 2011 and 22 basis points lower than the second quarter of 2010.
As previously reported, the Company has experienced strong growth in core deposit customer relationships since implementing its core growth strategy. A total of 7,645 new households started banking with Seacoast over the past year, up 23.8 percent over the same period one year earlier. These new households have opened 8,035 new checking accounts, an increase of 35.3 percent over the number of new accounts opened during the prior twelve months. These new relationships have also increased average services and average balances per household.
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Seacoast will host a conference call on Friday, July 29, 2011 at 9:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2464 (passcode: 5785075; host: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”. A replay of the call will be available for one month, beginning the afternoon of July 29, by dialing (888) 843-7419 (domestic), using the passcode 5785075.
Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at www.seacoastbanking.net. The link is located in the subsection “Presentations” under the heading “Investor Services”. Beginning the afternoon of July 29, 2011, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.
Seacoast, with approximately $2.1 billion in assets, is one of the largest independent commercial banking organizations in Florida. Seacoast has 39 offices in South and Central Florida and is headquartered on Florida’s Treasure Coast, which is one of the wealthiest areas in the nation.
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Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.
You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.
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All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2010 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.
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FINANCIAL HIGHLIGHTS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
(Dollars in thousands,	June 30,		June 30,
except share data)	2011	2010	2011	2010
Summary of Earnings
Net income (loss)	$1,113	$(13,796)	$1,471	$(15,360)

Net income (loss) available to common shareholders	176	(14,733)	(403)	(17,234)

Net interest income (1)	16,596	16,286	33,114	33,575

Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.21%	(2.61)%	0.14%	(1.46)%
Return on average tangible assets (2), (3), (4)	0.24	(2.58)	0.17	(1.43)

Return on average shareholders’ equity-GAAP basis (2), (3)	2.68	(30.73)	1.79	(18.66)

Net interest margin (1), (2)	3.36	3.27	3.42	3.36

Per Share Data
Net income (loss) diluted-GAAP basis	$0.00	$(0.25)	$0.00	$(0.29)
Net income (loss) basic-GAAP basis	0.00	(0.25)	0.00	(0.29)

Cash dividends declared	0.00	0.00	0.00	0.00

	June 30,		Increase/
	2011	2010	(Decrease)
Credit Analysis
Net charge-offs year-to-date	$8,055	$23,750	(66.1)%
Net charge-offs to average loans	1.32%	3.48%	(62.1)
Loan loss provision year-to-date	$1,542	$18,839	(91.8)
Allowance to loans at end of period	2.63%	3.10%	(15.2)

Nonperforming loans	$46,165	$90,885	(49.2)
OREO	25,877	19,018	36.1

Total non-performing assets	$72,042	$109,903	(34.4)

Restructured loans (accruing)	$60,238	$64,876	(7.1)

Nonperforming assets to loans and other real estate owned at end of period	5.93%	8.33%	(28.8)

Nonperforming assets to total assets	3.46%	5.25%	(34.1)

Selected Financial Data
Total assets	$2,082,863	$2,092,812	(0.5)
Securities available for sale (at fair value)	611,231	384,449	59.0
Securities held for investment (at amortized cost)	25,159	9,332	169.6
Net loans	1,157,714	1,260,319	(8.1)
Deposits	1,681,461	1,715,894	(2.0)
Total shareholders’ equity	171,148	186,990	(8.5)
Common shareholders’ equity	124,276	141,367	(12.1)
Book value per share common	1.33	1.51	(11.9)
Tangible book value per share	1.80	1.96	(8.2)
Tangible common book value per share (5)	1.30	1.47	(11.6)
Average shareholders’ equity to average assets	8.06%	7.82%	3.1

Tangible common equity to tangible assets (5), (6)	5.84	6.60	(11.5)

Average Balances (Year-to-Date)
Total assets	$2,057,099	$2,123,713	(3.1)
Less: intangible assets	2,921	3,818	(23.5)

Total average tangible assets	$2,054,178	$2,119,895	(3.1)

Total equity	$165,748	$165,990	(0.1)
Less: intangible assets	2,921	3,818	(23.5)

Total average tangible equity	$162,827	$162,172	0.4

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)
The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.

(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2011	2010	2011	2010

Interest on securities:
Taxable	$4,575	$3,326	$8,251	$7,053
Nontaxable	38	57	85	126
Interest and fees on loans	15,476	17,393	31,689	35,770
Interest on federal funds sold and other investments	198	272	431	511

Total Interest Income	20,287	21,048	40,456	43,460

Interest on deposits	643	1,237	1,235	2,478
Interest on time certificates	2,307	2,847	4,655	6,073
Interest on borrowed money	796	747	1,569	1,479

Total Interest Expense	3,746	4,831	7,459	10,030

Net Interest Income	16,541	16,217	32,997	33,430
Provision for loan losses	902	16,771	1,542	18,839

Net Interest Income After Provision for Loan Losses	15,639	(554)	31,455	14,591

Noninterest income:
Service charges on deposit accounts	1,546	1,452	2,988	2,824
Trust income	517	491	1,040	967
Mortgage banking fees	509	464	904	885
Brokerage commissions and fees	223	257	543	543
Marine finance fees	349	310	647	649
Debit card income	995	822	1,886	1,539
Other deposit based EFT fees	79	82	169	175
Other	329	374	579	833

	4,547	4,252	8,756	8,415
Securities gains, net	0	1,377	0	3,477

Total Noninterest Income	4,547	5,629	8,756	11,892

Noninterest expenses:
Salaries and wages	6,534	6,776	13,085	13,238
Employee benefits	1,437	1,419	3,037	3,197
Outsourced data processing costs	1,699	1,503	3,221	2,982
Telephone / data lines	319	402	608	801
Occupancy	1,919	1,911	3,865	3,853
Furniture and equipment	618	585	1,211	1,194
Marketing	667	913	1,419	1,569
Legal and professional fees	1,585	1,602	3,342	3,703
FDIC assessments	688	1,039	1,647	2,045
Amortization of intangibles	212	246	424	561
Asset dispositions expense	441	310	1,527	559
Net loss on other real estate owned and repossessed assets	1,142	105	1,591	3,929
Other	1,812	2,060	3,763	4,212

Total Noninterest Expenses	19,073	18,871	38,740	41,843

Income (Loss) Before Income Taxes	1,113	(13,796)	1,471	(15,360)
Provision for income taxes	0	0	0	0

Net Income (Loss)	1,113	(13,796)	1,471	(15,360)
Preferred stock dividends and accretion on preferred stock discount	937	937	1,874	1,874

Net Income (Loss) Available to Common Shareholders	$176	$(14,733)	$(403)	$(17,234)

Per share of common stock:

Net income (loss) diluted	$0.00	$(0.25)	$0.00	$(0.29)
Net income (loss) basic	0.00	(0.25)	0.00	(0.29)
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	93,492,169	60,020,561	93,475,523	59,436,437
Average basic shares outstanding	93,492,169	60,020,561	93,475,523	59,436,437

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	December 31,	June 30,
(Dollars in thousands, except share data)	2011	2010	2010

Assets
Cash and due from banks	$28,782	$35,358	$28,971
Interest bearing deposits with other banks	138,109	176,047	283,314

Total Cash and Cash Equivalents	166,891	211,405	312,285

Securities:
Available for sale (at fair value)	611,231	435,140	384,449
Held for investment (at amortized cost)	25,159	26,861	9,332

Total Securities	636,390	462,001	393,781

Loans available for sale	4,758	12,519	7,372

Loans, net of deferred costs	1,188,945	1,240,608	1,300,600
Less: Allowance for loan losses	(31,231)	(37,744)	(40,281)

Net Loans	1,157,714	1,202,864	1,260,319

Bank premises and equipment, net	34,892	36,045	37,668
Other real estate owned	25,877	25,697	19,018
Other intangible assets	2,713	3,137	3,560
Other assets	53,628	62,713	58,809

	$2,082,863	$2,016,381	$2,092,812

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$321,876	$289,621	$276,455
Savings deposits	831,371	812,625	877,544
Other time certificates	274,565	281,681	288,310
Brokered time certificates	7,532	7,093	19,788
Time certificates of $100,000 or more	246,117	246,208	253,797

Total Deposits	1,681,461	1,637,228	1,715,894

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	102,827	98,213	75,310
Borrowed funds	50,000	50,000	50,000
Subordinated debt	53,610	53,610	53,610
Other liabilities	23,817	11,031	11,008

	1,911,715	1,850,082	1,905,822

Shareholders’ Equity
Preferred stock — Series A	46,872	46,248	45,623
Preferred stock — Series B	0	0	47,876
Common stock	9,354	9,349	5,895
Additional paid in capital	221,760	221,522	177,552
Accumulated deficit	(111,849)	(112,652)	(94,184)
Treasury stock	(4)	(1)	(6)

	166,133	164,466	182,756
Accumulated other comprehensive gain, net	5,015	1,833	4,234

Total Shareholders’ Equity	171,148	166,299	186,990

	$2,082,863	$2,016,381	$2,092,812

Common Shares Outstanding	93,541,902	93,487,581	58,950,016

Note:	The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2011		2010		Last 12
(Dollars in thousands, except per share data)	Second	First	Fourth	Third	Months
Net income (loss)	$1,113	$358	$(10,205)	$(7,638)	$(16,372)

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.21%	0.07%	(2.01)%	(1.47)%	(0.80)%
Return on average tangible assets (2),(3),(4)	0.24	0.10	(1.99)	(1.44)	(0.77)

Return on average shareholders’ equity-GAAP basis (2),(3)	2.68	0.88	(23.31)	(16.63)	(9.52)

Net interest margin (1),(2)	3.36	3.48	3.42	3.35	3.40
Average equity to average assets	7.98	8.14	8.63	8.83	8.39

Credit Analysis
Net charge-offs	$4,024	$4,031	$4,678	$10,700	$23,433
Net charge-offs to average loans	1.32%	1.32%	1.47%	3.29%	1.87%
Loan loss provision	$902	$640	$3,975	$8,866	$14,383
Allowance to loans at end of period	2.63%	2.80%	3.04%	3.04%

Restructured Loans (accruing)	$60,238	76,935	66,350	64,403

Nonperforming loans	$46,165	66,233	68,284	69,519
OREO	25,877	24,111	25,697	32,406

Nonperforming assets	$72,042	$90,344	$93,981	$101,925

Nonperforming assets to loans and other real estate owned at end of period	5.93%	7.23%	7.42%	7.87%
Nonperforming assets to total assets	3.46	4.34	4.66	5.06
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	3.88	5.41	5.50	5.50

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$0.00	$(0.01)	$(0.12)	$(0.09)	$(0.22)
Net income (loss) basic-GAAP basis	0.00	(0.01)	(0.12)	(0.09)	$(0.22)

Cash dividends declared	—	—	—	—	$—
Book value per share common	1.33	1.28	1.28	1.43

Average Balances
Total assets	$2,083,858	$2,030,045	$2,013,405	$2,062,857
Less: Intangible assets	2,816	3,027	3,239	3,452

Total average tangible assets	$2,081,042	$2,027,018	$2,010,166	$2,059,405

Total equity	$166,342	$165,148	$173,707	$182,202
Less: Intangible assets	2,816	3,027	3,239	3,452

Total average tangible equity	$163,526	$162,121	$170,468	$178,750

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).

(4)
The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

	June 30,	December 31,	June 30,
SECURITIES	2011	2010	2010
U.S. Treasury and U.S. Government Agencies	$4,224	$4,212	$5,312
Mortgage-backed	602,882	426,477	374,377
Obligations of states and political subdivisions	1,400	1,709	1,729
Other securities	2,725	2,742	3,031

Securities Available for Sale	611,231	435,140	384,449

Mortgage-backed	16,448	18,963	5,364
Obligations of states and political subdivisions	7,711	7,398	3,968
Other securities	1,000	500	0

Securities Held for Investment	25,159	26,861	9,332

Total Securities	$636,390	$462,001	$393,781

	June 30,	December 31,	June 30,
LOANS	2011	2010	2010
Construction and land development	$49,193	$79,306	$106,825
Real estate mortgage	1,039,997	1,060,597	1,082,518
Installment loans to individuals	51,351	51,602	61,005
Commercial and financial	48,012	48,825	49,949
Other loans	392	278	303

Total Loans	$1,188,945	$1,240,608	$1,300,600

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2010
	Second Quarter		First Quarter		Second Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$591,265	3.10%	$468,489	3.14%	$388,538	3.42%
Nontaxable	3,518	6.48	3,921	7.45	5,703	6.10

Total Securities	594,783	3.11	472,410	3.17	394,241	3.46

Federal funds sold and other investments	163,847	0.48	216,906	0.44	267,380	0.41

Loans, net	1,221,388	5.09	1,236,274	5.33	1,361,343	5.19

Total Earning Assets	1,980,018	4.12	1,925,590	4.26	2,022,964	4.22

Allowance for loan losses	(33,425)		(37,254)		(42,415)
Cash and due from banks	29,513		30,122		28,559
Premises and equipment	35,368		35,936		38,182
Other assets	72,384		75,651		73,098

	$2,083,858		$2,030,045		$2,120,388

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
NOW	$48,043	0.26%	$47,758	0.25%	$52,258	0.36%
Savings deposits	123,759	0.11	116,896	0.11	105,984	0.23
Money market accounts	663,569	0.35	645,241	0.33	726,018	0.62
Time deposits	530,906	1.74	534,401	1.78	574,658	1.99
Federal funds purchased and other short term borrowings	105,134	0.27	93,279	0.28	86,836	0.28
Other borrowings	103,610	2.81	103,610	2.77	103,610	2.65

Total Interest-Bearing Liabilities	1,575,021	0.95	1,541,185	0.98	1,649,364	1.17

Demand deposits (noninterest-bearing)	330,858		312,310		279,960
Other liabilities	11,637		11,402		10,971

Total Liabilities	1,917,516		1,864,897		1,940,295

Shareholders’ equity	166,342		165,148		180,093

	$2,083,858		$2,030,045		$2,120,388

Interest expense as a % of earning assets		0.76%		0.78%		0.96%
Net interest income as a % of earning assets		3.36		3.48		3.27

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

QUARTERLY TRENDS — LOANS AT END OF PERIOD (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2009				2010				2011		Nonperforming
Construction and land development		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2nd Qtr	Number
Residential:
Condominiums	>$4 million	$8.4	$7.9	$5.3	$—	$—	$—	$—	$—	$—	$—	$—	—
	<$4 million	7.9	8.8	3.7	6.1	0.9	0.9	0.9	0.9	0.5	0.04	0.04	1

Town homes	>$4 million	—	—	—	—	—	—	—	—	—	—	—	—
	<$4 million	4.2	2.3	—	—	—	—	—	—	—	—	—	—

Single Family Residences	>$4 million	6.6	6.5	—	—	—	—	—	—	—	—	—	—
	<$4 million	13.9	10.3	7.1	4.1	3.9	3.6	3.8	—	—	—	—	—

Single Family Land & Lots	>$4 million	21.8	21.8	5.9	5.9	5.9	5.9	—	—	—	—	—	—
	<$4 million	29.6	21.5	19.5	16.6	15.7	9.6	10.3	7.0	6.6	6.5	0.04	2

Multifamily	>$4 million	7.8	7.8	6.6	6.6	6.6	4.3	—	—	—	—	—	—
	<$4 million	17.0	9.8	9.5	8.3	8.1	8.2	6.3	6.1	6.1	5.7	1.1	2

TOTAL	>$4 million	44.6	44.0	17.8	12.5	12.5	10.2	—	—	—	—	—	—
TOTAL	<$4 million	72.6	52.7	39.8	35.1	28.6	22.3	21.3	14.0	13.2	12.2	1.2	5

GRAND TOTAL		$117.2	$96.7	$57.6	$47.6	$41.1	$32.5	$21.3	$14.0	$13.2	$12.2	$1.2	5

QUARTERLY TRENDS — LOANS AT END OF PERIOD (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009				2010				2011
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Construction and land development
Residential
Condominiums	$16.3	$16.7	$9.0	$6.1	$0.9	$0.9	$0.9	$0.9	$0.5	$—
Townhomes	4.2	2.3	—	—	—	—	—	—	—	—
Single family residences	20.5	16.8	7.1	4.1	3.9	3.6	3.8	—	—	—
Single family land and lots	51.4	43.3	25.4	22.5	21.6	15.5	10.3	7.0	6.6	6.5
Multifamily	24.8	17.6	16.1	14.9	14.7	12.5	6.3	6.1	6.1	5.7

	117.2	96.7	57.6	47.6	41.1	32.5	21.3	14.0	13.2	12.2
Commercial
Office buildings	17.4	13.8	13.8	13.9	13.7	—	—	—	—	—
Retail trade	70.0	55.9	23.0	3.9	3.9	—	—	—	—	—
Land	60.9	51.2	50.8	45.6	45.7	38.5	35.1	33.6	33.9	10.3
Industrial	9.0	8.5	8.2	2.5	2.5	0.3	0.3	—	—	—
Healthcare	5.7	6.0	4.8	4.8	—	—	—	—	—	—
Churches and educational facilities	—	—	—	—	—	—	—	—	—	—
Lodging	0.6	—	—	—	—	—	—	—	—	—
Convenience stores	—	—	—	—	—	—	—	0.2	0.5	0.6
Marina	31.6	30.0	28.1	6.8	6.8	—	—	—	—	—
Other	6.2	1.4	—	—	—	—	—	—	—	—

	201.4	166.8	128.7	77.5	72.6	38.8	35.4	33.8	34.4	10.9
Individuals
Lot loans	34.0	32.4	30.7	29.3	28.9	27.4	26.3	24.4	20.8	19.4
Construction	16.2	11.8	11.1	8.5	8.7	8.2	9.1	7.1	7.3	6.7

	50.2	44.2	41.8	37.8	37.6	35.6	35.4	31.5	28.1	26.1

Total construction and land development	368.8	307.7	228.1	162.9	151.3	106.9	92.1	79.3	75.7	49.2

Real estate mortgages
Residential real estate
Adjustable	333.1	328.0	325.9	289.4	290.5	295.9	300.9	303.3	308.6	314.3
Fixed rate	90.8	90.6	89.5	88.6	87.6	86.0	84.1	82.6	86.6	88.8
Home equity mortgages	85.5	83.8	83.9	86.8	89.1	79.0	74.4	73.4	67.7	63.1
Home equity lines	60.3	60.1	59.7	60.1	60.1	58.8	58.4	57.7	57.4	56.9

	569.7	562.5	559.0	524.9	527.3	519.7	517.8	517.0	520.3	523.1
Commercial real estate
Office buildings	140.6	141.6	144.2	132.3	131.1	128.2	122.9	122.0	121.3	120.0
Retail trade	109.1	120.0	151.4	164.6	163.5	155.9	152.0	151.5	150.6	149.6
Land	—	—	—	—	—	—	—	—	—	—
Industrial	95.3	93.0	89.3	88.4	81.7	84.0	79.8	78.0	76.3	68.5
Healthcare	28.3	30.9	25.4	24.7	29.1	29.4	29.0	30.0	26.6	26.3
Churches and educational facilities	34.8	34.6	30.8	29.6	29.1	28.5	29.4	28.8	28.6	28.2
Recreation	1.7	1.4	3.3	3.0	3.0	3.0	2.9	2.9	2.8	2.8
Multifamily	27.2	31.7	35.1	29.7	25.3	23.6	23.2	22.4	14.2	16.8
Mobile home parks	3.0	5.6	5.6	5.4	5.3	2.6	2.6	2.5	2.5	2.4
Lodging	26.3	26.3	25.6	25.5	23.5	23.4	22.1	21.9	21.7	20.0
Restaurant	6.1	5.1	5.0	4.7	4.7	4.6	4.5	4.5	4.2	4.3
Agricultural	8.2	11.8	12.0	11.7	11.4	10.8	10.7	10.6	9.2	9.2
Convenience stores	23.3	23.2	22.8	22.1	22.3	21.0	18.9	18.6	20.1	20.0
Marina	18.1	18.0	5.9	15.8	15.7	22.2	22.1	21.9	21.7	21.5
Other	24.9	29.6	28.1	26.6	25.3	25.6	26.8	28.0	27.4	27.3

	546.9	572.8	584.5	584.1	571.0	562.8	546.9	543.6	527.2	516.9

Total real estate mortgages	1,116.6	1,135.3	1,143.5	1,109.0	1,098.3	1,082.5	1,064.7	1,060.6	1,047.5	1,040.0

Commercial & financial	75.5	71.8	66.0	61.1	62.1	49.9	54.0	48.8	51.5	48.0

Installment loans to individuals
Automobile and trucks	19.4	18.0	16.6	15.3	14.4	12.9	11.6	10.9	10.1	9.5
Marine loans	26.3	26.9	26.8	26.4	25.3	27.3	19.7	19.8	19.4	20.2
Other	25.7	24.3	23.3	22.3	21.7	20.8	20.9	20.9	20.9	21.6

	71.4	69.2	66.7	64.0	61.4	61.0	52.2	51.6	50.4	51.3

Other	0.3	0.3	0.3	0.5	0.2	0.3	0.3	0.3	0.3	0.4

	$1,632.6	$1,584.3	$1,504.6	$1,397.5	$1,373.3	$1,300.6	$1,263.3	$1,240.6	$1,225.4	$1,188.9

QUARTERLY TRENDS — INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions) Unaudited
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009				2010				2011
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Construction and land development
Residential
Condominiums	$(1.1)	$0.4	$(7.7)	$(2.9)	$(5.2)	$—	$—	$—	$(0.4)	$(0.5)
Townhomes	(1.9)	(1.9)	(2.3)	—	—	—	—	—	—	—
Single family residences	(6.3)	(3.7)	(9.7)	(3.0)	(0.2)	(0.3)	0.2	(3.8)	—	—
Single family land and lots	(1.4)	(8.1)	(17.9)	(2.9)	(0.9)	(6.1)	(5.2)	(3.3)	(0.4)	(0.1)
Multifamily	(2.0)	(7.2)	(1.5)	(1.2)	(0.2)	(2.2)	(6.2)	(0.2)	—	(0.4)

	(12.7)	(20.5)	(39.1)	(10.0)	(6.5)	(8.6)	(11.2)	(7.3)	(0.8)	(1.0)
Commercial
Office buildings	0.1	(3.6)	—	0.1	(0.2)	(13.7)	—	—	—	—
Retail trade	1.3	(14.1)	(32.9)	(19.1)	—	(3.9)	—	—	—	—
Land	(12.4)	(9.7)	(0.4)	(5.2)	0.1	(7.2)	(3.4)	(1.5)	0.3	(23.6)
Industrial	(4.3)	(0.5)	(0.3)	(5.7)	—	(2.2)	—	(0.3)	—	—
Healthcare	5.7	0.3	(1.2)	—	(4.8)	—	—	—	—	—
Churches and educational facilities	—	—	—	—	—	—	—	—	—	—
Lodging	0.6	(0.6)	—	—	—	—	—	—	—	—
Convenience stores	—	—	—	—	—	—	—	0.2	0.3	0.1
Marina	0.9	(1.6)	(1.9)	(21.3)	(0.0)	(6.8)	—	—	—	—
Other	0.2	(4.8)	(1.4)	—	—	—	—	—	—	—

	(7.9)	(34.6)	(38.1)	(51.2)	(4.9)	(33.8)	(3.4)	(1.6)	0.6	(23.5)
Individuals
Lot loans	(1.7)	(1.6)	(1.7)	(1.4)	(0.4)	(1.5)	(1.1)	(1.9)	(3.6)	(1.4)
Construction	(4.1)	(4.4)	(0.7)	(2.6)	0.2	(0.5)	0.9	(2.0)	0.2	(0.6)

	(5.8)	(6.0)	(2.4)	(4.0)	(0.2)	(2.0)	(0.2)	(3.9)	(3.4)	(2.0)

Total construction and land development	(26.4)	(61.1)	(79.6)	(65.2)	(11.6)	(44.4)	(14.8)	(12.8)	(3.6)	(26.5)

Real estate mortgages
Residential real estate
Adjustable	4.1	(5.1)	(2.1)	(36.5)	1.1	5.4	5.0	2.4	5.3	5.7
Fixed rate	(4.7)	(0.2)	(1.1)	(0.9)	(1.0)	(1.6)	(1.9)	(1.5)	4.0	2.2
Home equity mortgages	0.7	(1.7)	0.1	2.9	2.3	(10.1)	(4.6)	(1.0)	(5.7)	(4.6)
Home equity lines	1.8	(0.2)	(0.4)	0.4	—	(1.3)	(0.4)	(0.7)	(0.3)	(0.5)

	1.9	(7.2)	(3.5)	(34.1)	2.4	(7.6)	(1.9)	(0.8)	3.3	2.8
Commercial real estate
Office buildings	(5.8)	1.0	2.6	(11.9)	(1.2)	(2.9)	(5.3)	(0.9)	(0.7)	(1.3)
Retail trade	(2.8)	10.9	31.4	13.2	(1.1)	(7.6)	(3.9)	(0.5)	(0.9)	(1.0)
Land	—	—	—	—	—	—	—	—	—	—
Industrial	0.6	(2.3)	(3.7)	(0.9)	(6.7)	2.3	(4.2)	(1.8)	(1.7)	(7.8)
Healthcare	(0.9)	2.6	(5.5)	(0.7)	4.4	0.3	(0.4)	1.0	(3.4)	(0.3)
Churches and educational facilities	(0.4)	(0.2)	(3.8)	(1.2)	(0.5)	(0.6)	0.9	(0.6)	(0.2)	(0.4)
Recreation	—	(0.3)	1.9	(0.3)	—	—	(0.1)	—	(0.1)	—
Multifamily	—	4.5	3.4	(5.4)	(4.4)	(1.7)	(0.4)	(0.8)	(8.2)	2.6
Mobile home parks	—	2.6	—	(0.2)	(0.1)	(2.7)	—	(0.1)	—	(0.1)
Lodging	(0.3)	—	(0.7)	(0.1)	(2.0)	(0.1)	(1.3)	(0.2)	(0.2)	(1.7)
Restaurant	(0.1)	(1.0)	(0.1)	(0.3)	—	(0.1)	(0.1)	—	(0.3)	0.1
Agricultural	(0.3)	3.6	0.2	(0.3)	(0.3)	(0.6)	(0.1)	(0.1)	(1.4)	—
Convenience stores	(0.2)	(0.1)	(0.4)	(0.7)	0.2	(1.3)	(2.1)	(0.3)	1.5	(0.1)
Marina	(0.1)	(0.1)	(12.1)	9.9	(0.1)	6.5	(0.1)	(0.2)	(0.2)	(0.2)
Other	(0.5)	4.7	(1.5)	(1.5)	(1.3)	0.3	1.2	1.2	(0.6)	(0.1)

	(10.8)	25.9	11.7	(0.4)	(13.1)	(8.2)	(15.9)	(3.3)	(16.4)	(10.3)

Total real estate mortgages	(8.9)	18.7	8.2	(34.5)	(10.7)	(15.8)	(17.8)	(4.1)	(13.1)	(7.5)

Commercial & financial	(7.3)	(3.7)	(5.8)	(4.9)	1.0	(12.2)	4.1	(5.2)	2.7	(3.5)

Installment loans to individuals
Automobile and trucks	(1.4)	(1.4)	(1.4)	(1.3)	(0.9)	(1.5)	(1.3)	(0.7)	(0.8)	(0.6)
Marine loans	0.3	0.6	(0.1)	(0.4)	(1.1)	2.0	(7.6)	0.1	(0.4)	0.8
Other	(0.4)	(1.4)	(1.0)	(1.0)	(0.6)	(0.9)	0.1	—	—	0.7

	(1.5)	(2.2)	(2.5)	(2.7)	(2.6)	(0.4)	(8.8)	(0.6)	(1.2)	0.9

Other	—	—	—	0.2	(0.3)	0.1	—	—	—	0.1

	$(44.1)	$(48.3)	$(79.7)	$(107.1)	$(24.2)	$(72.7)	$(37.3)	$(22.7)	$(15.2)	$(36.5)